EXHIBIT 10.25
THE FLOWSERVE CORPORATION
AMENDED AND RESTATED
1989 STOCK OPTION PLAN
Section 1. Purposes.
          This Flowserve Corporation Amended and Restated 1989 Stock Option Plan (the “Plan”) has been adopted to update the Duriron Company, Inc. 1989 Stock Option Plan (the “Prior Plan”), in order to (i) bring the Prior Plan into compliance with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) permit the continuation of unexercised options that would otherwise expire during a period in which exercise is not permitted. The changes reflected in this Plan are not intended to negatively impact any Holder (as defined below).
     As amended and restated, the purposes of this Plan, like the Prior Plan is to (i) provide incentives to directors, officers and other key employees of the Company upon whose judgment, initiative and efforts the long-term growth and success of the Company is largely dependent; (ii) assist the Company in attracting and retaining directors and key employees of proven ability; and (iii) increase the identity of interests of such directors and key employees with those of the Company’s shareholders.
Section 2. Definitions.
     For purposes of the Plan:
(a)	“Acquisition Transaction” means a transaction of the type described in Section 8(b)(ii).

(b)	“Affiliate” means a person controlling, controlled by or under common control with the Company.

(c)	“Board of Directors” means the board of directors of the Company.

(d)	“Change in Composition of the Board” means an event of the type described in Section 8(b)(iv).

(e)	“Change in Control” means a transaction of the type described in Section 8(b)(iii).

(f)	“Committee” means the Compensation Committee of the Board of Directors.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Company” means Flowserve Corporation, a New York corporation, and its successors in interest.

(i)	“Current Market Value” means the closing price on the New York Stock Exchange (or such successor reporting system as may be selected by the Committee) on the date the value of a Share is to be determined or, if there are no sales on such date, the next preceding date for which a sale is reported..

(j)	“Designation of Beneficiary” means the written designation by the Holder of the person or entity to receive the Holder’s options and any related Stock Appreciation. Rights and Unlimited Rights upon the Holder’s death, which designation shall be on such form as prescribed by the Committee and filed with the General Counsel, the Chief Financial Officer, or the Treasurer of the Company (or such other person as the Committee may designate).

(k)	“Director Option” means the type of stock option described in Section 9.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Fair Market Value” means the average of the closing prices on the New York Stock Exchange (or such successor reporting system as maybe selected by the Committee) during the period beginning twenty-one days prior to and ending on the date the value of a Share is to be determined.

(n)	“Family Members” means children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brother and -sisters), nephews, nieces and in-laws.

(o)	“Grantee” means the person who received the option and any related Stock Appreciation Right and/or Limited Right from the Company.

(p)	“Holder” or “holder” means, except where the context otherwise requires, the person(s) or entity who owns the option and any related Stock Appreciation Right and/or Limited Right, whether the Grantee, Transferee, heir or other beneficiary.

(q)	“Incentive Stock Option” means an option granted under the Plan which qualifies as an incentive stock option under section 422 of the Code.

(r)	“Limited Right” means an unvested right granted under Section 8(a) that becomes vested as provided in Section 8(b) of the Plan.

(s)	“Mature Shares” means Shares acquired by the Holder which have been held for at least six months.

(t)	“Nonqualified Option” means an option granted and described under the Plan which does not qualify as an Incentive Stock Option under section 422 of the Code and which is not a Director Option.

(u)	“Plan” means the Flowserve Corporation Amended and Restated 1989 Stock Option Plan.

(v)	“Prior Plan” means the Duriron Company, Inc. 1989 Stock Option Plan, as it existed prior to its amendment and restatement.

(w)	“Qualified Domestic Relations Order” means a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(x)	“Share” or “Shares” means the shares of Common Stock, $1.25 par value, of the Company.

(y)	“Stock Appreciation Right” means a right granted and described under Section 8(d) of the Plan.

(z)	“Subsidiary” means any entity 50% or more of the voting control of which is owned, directly or indirectly, by the Company.

(aa)	“Tender Offer” means a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act, and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time.

(bb)	“Transferee” means the person who received the option and any related Stock Appreciation Right and/or Limited Right from the Grantee during the Grantee’s lifetime in accordance with this Plan.
Section 3. Shares Subject to the Plan.
(a)	Number of Shares. Subject to the provisions of this Section 3(a) and to adjustment as provided in Section 11, the maximum number of Shares that may be issued and/or delivered under the Plan upon the exercise of options is 750,000. Such Shares may be either authorized and unissued or treasury Shares, if any. Any Shares subject to an option, which for any reason has (i) terminated, (ii) expired or (iii) has been canceled prior to being fully exercised or being canceled through payment of either a Limited Right or Stock Appreciation Right, may again be subject to option under the Plan.

(b)	Subject to adjustment as provided in Section 11, the maximum number of Limited Rights or Stock Appreciation Rights which may be exercised under the Plan is 750,000. In any case, any Limited Rights or Stock Appreciation Rights granted under the Plan which for any reason (i) terminate, (ii) expire or (iii) have been canceled prior to being fully exercised may again be granted under the Plan, provided that the option to which Limited Rights or Stock Appreciation Rights relate has not been exercised.

(c)	The aggregate maximum number of Limited Rights, Stock Appreciation Rights and options exercised hereunder shall not exceed 750,000.
Section 4. Administration.
     The Plan shall be administered by the Committee which shall be comprised in a manner that satisfies all applicable legal requirements, including satisfying the Non-Employee Director standard set forth in Rule 16b-3 promulgated under the Exchange Act, if applicable. In addition, as applicable, the Committee will be constituted in a manner consistent with the “outside director standard set forth in the regulations under section 162 (m) of the Code.
     The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to Section 9 and other applicable provisions of the Plan, the Committee shall in its sole discretion determine the persons to whom, and the times at which, Incentive Stock Options, Nonqualified Options, Director Options, Stock Appreciation Rights and Limited Rights shall be granted; the number of Shares to be subject to each option; the option price per Share; and the term of each option. In making such determinations, the Committee may take into consideration each employee’s present and/or potential contribution to the success of the Company and its Subsidiaries and any other factors which the Committee may deem relevant and proper. Subject to the provisions of the Plan, the Committee shall also interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; correct defects, supply omissions and reconcile any inconsistencies in the Plan; and make all other determinations necessary or advisable for the administration of the Plan. Such determinations of the Committee shall be conclusive. A majority of the Committee shall constitute a quorum for meetings of the Committee, and the act of a majority of the Committee at a meeting, or an act reduced to or approved in writing by all members of the Committee, shall be the act of the Committee.
Section 5. Eligibility.
     From time to time during the term of the Plan, the Committee may grant one or more Incentive Stock Options and/or Nonqualified Options to any person who is then an officer or other key employee or director of the Company or a Subsidiary.
Section 6. Terms and Conditions of Options.
(a)	Written Agreement. The terms of each option granted under the Plan shall be set forth in a written agreement, the form of which shall be approved by the Committee.

(b)	Terms and Conditions of General Application. The following terms and provisions shall apply to all options (other than Director Option to which the provisions of Section 9 shall be applicable) granted under the Plan.
(i)	No option may be granted under the Plan at an option price per Share which, when combined with the value of any consideration provided by the Grantee of the option, is less than 50% of the Current Market Value of the underlying Shares on the date of grant.

(ii)	No option may he exercised more than ten years after the date of grant; provided, however, that the otherwise applicable ten year term of an option may be extended beyond ten years, thus causing the option to generally become a Nonqualified Option, if:
(A)	the exercise period is extended to a date no later than the later of:
(I)	the 15th day of the third month following the date at which, or

(II)	December 31 of the calendar year in which,
the option would otherwise have expired if the option had not been extended, based on the terms of the option at the original grant date, or

(B)	the option is unexercisable because an exercise of the option would violate applicable securities laws, provided that the period during which the option may be exercised is not extended more than 30 days after the exercise of the option first would no longer violate applicable securities laws.
(iii)	Except as otherwise provided in the Plan, no option shall be exercisable within one year after the date of grant. At the time an option is granted, the Committee may provide that after such one year period, the option may be exercised with respect to all Shares thereto, or may be exercised with respect to only a specified number of Shares over a specified period or periods.

(iv)	Except as otherwise provided in the Plan, an option may be exercised only if the Grantee thereof has been continuously employed by the Company or a Subsidiary since the date of grant. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee, after consideration of the provisions of Treas. Reg. § 1.421-7(h), if appropriate.

(v)	At the time an option is granted, or at such other time as the Committee may determine, the Committee may provide that, if the Grantee of the option ceases to be employed by the Company or a Subsidiary for any reason (including retirement or disability) other than death, the option will continue to be exercisable by the Holder (to the extent it was exercisable on the date the Grantee ceased to be employed) for such additional period (not to exceed the remaining term of such option) after such termination of employment as the Committee may provide.

(vi)	At the time an option is granted, the Committee may provide that, if the Grantee of the option dies while employed by the Company or a Subsidiary or while entitled to the benefits of any additional exercise period established by the Committee with respect to such option in accordance with Section 6(b)(v), then the option will continue to be exercisable (to the extent it was exercisable on the date of death) by the person or persons (including the Holder’s estate) to whom the Holder’s rights with respect to such option shall have passed by Designation of Beneficiary, or if none, by will or by the laws of descent and distribution for such additional period after death (not to exceed the remaining term of such option) as the Committee may provide.

(vii)	At the time an option is granted, the Committee may provide for any restrictions or limitations on the transferability of the Shares issuable upon the exercise of such options as it may deem appropriate.

(c)	Additional Provisions Applicable to Incentive Stock Options. The following additional terms and provisions shall apply to Incentive Stock Options granted under the Plan, notwithstanding any provision of Section 6(b) to the contrary:
(i)	No Incentive Stock Option may be granted at an option price per Share which is less than the Current Market Value of the Share on the date of grant.

(ii)	No Incentive Stock Option shall be granted to an officer or other employee who possesses directly or indirectly (within the meaning of section 424(d) of the Code) at the time of grant more than 10% of the voting power of all classes of Shares of the Company or of any parent corporation or any Subsidiary of the Company unless (i) the option price is at least 110% of the Current Market Value of the Shares subject to the option on the date the option is granted and (ii) the option is not exercisable after the expiration of five years from the date of grant.

(iii)	The aggregate Current Market Value (determined as of the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans of the Company and any Subsidiary) shall not exceed $100,000, or such other maximum amount permitted by the Code.
(d)	Waiver of Terms. The Committee may waive or modify at any time, either before or after the granting of an option, any condition or restriction with respect to the exercise of such option imposed by or pursuant to this Section 6 (or Section 9 in the case of Director Options) in such circumstances as the Committee may, in its discretion, deem appropriate (including, without limitation, in the event the Grantee retires with the approval of the Company, or in the event of a proposed Acquisition Transaction, a Change in Control, Tender Offer for Shares, or other similar transaction involving the Company).

(e)	Acceleration upon Certain Events. In the event of (i) a Tender Offer (other than an offer by the Company) for Shares, if the offeror acquires Shares pursuant thereto, (ii) an Acquisition Transaction, (iii) a Change in Control or (iv) a Change in Composition of the Board, all outstanding options granted hereunder shall become exercisable in full (whether or not otherwise exercisable), effective on the date of the first purchase of Shares pursuant to the Tender Offer, or the date of shareholder approval of the Acquisition Transaction, or the date of filing of the Schedule 13D reflecting the Change in Control (or, if not made, the date upon which such filing becomes delinquent), or the date of the Change in Composition of the Board, as the case may be (the occurrence of any such event is hereinafter referred to as an “Acceleration”).
Section 7. Exercise of Options.
(a)	Notice of Exercise. The Holder of an option granted under the Plan may exercise all or part of such option by giving written notice of exercise and making payment of the option price as provided in Section 7(b); provided, however, that an option may not be exercised for a fraction of a Share. No Holder of an option nor such. Holder’s legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares covered by such option unless and until certificates for such Shares are issued in accordance with the Plan.

(b)	Payment of Option Price. The option price for Shares with respect to which an option is exercised shall be paid in full at the time such notice is given. An option shall be deemed exercised on the date the Company’s General Counsel, its Chief Financial Officer or its Treasurer (or such other person as the Committee may designate) receives written notice of exercise, together with full payment for the Shares purchased. The option price shall be paid to the Company either in cash or in Mature Shares having a Current Market Value equal to the option price (or a combination of cash and Mature Shares such that the sum of the Current Market Value of the Mature Shares plus the cash equals the option price). Additionally, the Company, at its discretion, may accept payment for Nonqualified Options by canceling such partial number of Mature Shares, of the total number of Mature Shares covered under such exercise, as are necessary to deliver upon such exercise a net number of Mature Shares which have a Current Market Value on the date of exercise equal to the excess of the aggregate Current Market Value of all such Mature Shares (prior to such partial cancellation) over the aggregate purchase price for all such Mature Shares (prior to such partial cancellation).

(c)	Payment in Cancellation of Option. The Committee shall have the authority in its sole discretion to authorize the payment to the holder of an option granted under the Plan (with consent of such holder or, in the event of an Acceleration of options, without such consent), in exchange for the cancellation of all or a part of such holder’s option, of cash equal to the excess of the aggregate Fair Market Value on the date of such cancellation of the Shares with respect to which the option is being canceled over the aggregate option price of such Shares; provided, however, that if an Acceleration of options granted hereunder has occurred, for purposes of this subparagraph, “Fair Market Value” on the date of such cancellation shall be calculated in the same manner as the “exercise value” of a Limited Right would be calculated under Section 8(c) with respect to such date (whether or not any Limited Rights are actually outstanding). Notwithstanding the foregoing, in the case of a Director Option, such payment in exchange for cancellation of the option shall be made only in the event of an Acceleration of Options.

(d)	Special Payment Provisions for Nonqualified Options; Withholding Taxes. The Grantee of a Nonqualified Option may elect to have the Company retain from the Shares to be issued upon his exercise of such option Shares having a Current Market Value on the date of exercise equal to all or any part of the Company’s minimum statutory withholding for federal, state and local tax payments to be made by the Grantee with respect to the exercise of the option in lieu of making such payments in cash.”

(e)	Attestation Procedure. If a Holder desires to pay the option price upon the exercise of an option with already-owned Mature Shares, the Holder may either physically deliver already-owned Mature Shares or may follow the attestation procedure set forth in this Section 7(e) (the “Attestation Procedure”) to be deemed to have delivered such already-owned Mature Shares. To follow the attestation procedure, the Holder shall submit to the Company’s Chief Financial Officer or its Treasurer (or such other person as is designated by the Committee) a signed statement at the time of exercise of an option that (i) sets forth the number of Shares already-owned by the Holder that are to be used in payment of the option price (the “Payment Shares”), (ii) confirms that the Holder is the owner of the Payment Shares and the date the Payment Shares were acquired by the Holder, and (iii) if the Payment Shares are registered in the Holder’s name, sets forth the certificate number(s) of the Payment Shares. The Payment Shares shall be treated as having been delivered to the Company by the Holder on the date of exercise, and the Company shall issue to the Holder a certificate for the number of Shares subject to the option exercise less the number of Payment Shares. The Committee shall have the authority to amend the foregoing Attestation Procedure from time to time.
Section 8. Limited Rights and Stock Appreciation Rights.
(a)	Grant of Limited Rights. The Committee may grant Limited Rights with respect to any option granted under the Plan at the time the option is granted. The number of Limited Rights covered by any such grant shall not exceed, but may be less than, the number of Shares covered by the related option. The term of any Limited Right shall be the same as the term of the option to which it relates. The right of a Holder to exercise a Limited Right shall be canceled if and to the extent a related option is exercised or canceled, and the right of a Holder to exercise an option shall be canceled if and to the extent a related Limited Right is exercised.

(b)	Events Permitting Exercise of Limited Rights. A Limited Right shall be exercisable only if and to the extent that the related option is exercisable; provided, however, that notwithstanding the foregoing, a Limited Right issued in connection with an Incentive Stock Option shall not be exercisable unless the Current Market Value of a Share on the date of exercise exceeds the exercise price of a Share subject to the related option. A Limited Right which is otherwise exercisable may be exercised only during the following periods:
(i)	during a period of 30 days following the date of expiration of a Tender Offer (other than an offer by the Company) for Shares, if the offeror acquires Shares pursuant to such Tender Offer;

(ii)	during a period of 30 days following the date of approval by the shareholders of the Company of a definitive agreement: (x) for the merger or consolidation of the Company into or with another corporation not controlled by the Company immediately prior to such merger or consolidation, if the Company will not be the surviving corporation or will become a subsidiary of another corporation or (y) for the sale of all or substantially all of the assets of the Company (each of the foregoing transactions is hereinafter referred to as an “Acquisition Transaction”);

(iii)	during a period of 30 days following the date upon which the Company is provided a copy of a Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) indicating that any “person” or “group” (as such terms are defined in Section 13(d)(3) of such act) has become the holder of 20% or more of the outstanding voting Shares of the Company (the foregoing transaction hereinafter referred to as a “Change of Control”); and .

(iv)	during a period of 30 days following a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (or who were elected, or were nominated for election by the Company’s shareholders, with the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board of Directors (such a change in composition is hereinafter referred to as a “Change in Composition of the Board”).
(c)	Exercise of Limited Rights.
(i)	Upon exercise of a Limited Right, the Holder thereof shall receive from the Company a cash payment equal to the excess of: (x) the aggregate “exercise value” on the date of exercise (determined as provided below) of that number of Shares as is equal to the number of Limited Rights being exercised over (y) the aggregate exercise price under the related option of that number of Shares as is equal to the number of Limited Rights being exercised. A holder shall exercise a Limited Right by giving written notice of such exercise to the Company’s General Counsel, its Chief Financial Officer or its Treasurer (or such other person as the Committee may designate). A Limited Right shall be deemed exercised on the date the any such officer (or other person) receives such written notice.

(ii)	The “exercise value” of a Limited Right on the date of exercise shall be:
(A)	in the case of an exercise during a period described in Section 8(b)(i), the highest price per Share paid pursuant to any Tender Offer which is in effect any time during the 60-day period prior to the date on which the Limited Right is exercised;

(B)	in the case of an exercise during a period described in Section 8(b)(ii), the greater of: (x) the highest Current Market Value of a Share during the 30-day period prior to the date of shareholder approval of the Acquisition Transaction, or (y) the highest fixed or formula per Share price payable pursuant to the Acquisition Transaction (if determinable on the date of exercise);

(C)	in the case of an exercise during a period described in Section 8(b)(iii), the greater of (x) the highest Current Market Value of a Share during the 30-day period prior to the date, the Company is provided with a copy of the Schedule 13D, or (y) the highest acquisition price of a Share shown on such Schedule 13D; and

(D)	in the case of an exercise during a period described in Section 8(b)(iv), the highest Current Market Value of a Share during the 30-day period prior to the date of the Change in Composition of the Board.
(iii)	Notwithstanding Section 8(c)(ii) above, in no event shall the exercise value of a Limited Right issued in connection with an Incentive Stock Option exceed the maximum permissible exercise value for such a right under the Code and the regulations and interpretations issued pursuant thereto. Any securities or property which form part or all of the consideration paid for Shares pursuant to a Tender Offer or Acquisition Transaction shall be valued at the higher of (1) the valuation placed on such securities or property by the person making such Tender Offer or the other party to such Acquisition Transaction, or (2) the value placed on such securities or property by the Committee.
(d)	Grant of Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights with respect to any option granted under the Plan at the time the option is granted. The aggregate number of Stock Appreciation Rights covered by any such grant shall not exceed, but may be less than, the number of Shares covered by the related option. The term of any Stock Appreciation Right shall be the same as the term of the option to which it relates. The right of a Holder to exercise a Stock Appreciation Right shall be canceled if and to the extent a related option is exercised or canceled, and to the extent a related Limited Right is exercised. In no event shall both a Stock Appreciation Right and Limited Right be both paid in connection with an option to which they both relate. The exercise, cancellation or termination of a Stock Appreciation Right covering any Shares shall automatically terminate the Limited Right corresponding to such Shares with the converse being equally true, and the right of a Holder to exercise an option shall be canceled if and to the extent a related Stock Appreciation Right is exercised.

(e)	Events Permitting Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be exercisable only if and to the extent that the related option is exercisable; provided, however, that notwithstanding the foregoing, a Stock Appreciation Right shall not be exercisable unless the Current Market Value of a Share on the date of exercise exceeds the exercise price of a Share subject to the related option.

(f)	Exercise of Stock Appreciation Rights.
(i)	Upon exercise of a Stock Appreciation Right, the holder thereof shall receive from the Company a cash payment equal to the excess of (x) the aggregate Current Market Value on the date of exercise of that number of Shares as is equal to the number of Stock Appreciation Rights being exercised over (y) the aggregate exercise price under the related option of that number of Shares as is equal to the number of Stock Appreciation Rights being exercised. A Holder shall exercise a Stock Appreciation Right by giving written notice of such exercise to the Company’s General Counsel, its Chief Financial Officer or its Treasurer or such other person as the Committee may designate. A Stock Appreciation Right shall be deemed exercised on the date any such officer (or other person) receives such written notice. If a Stock Appreciation Right or its corresponding option has not been exercised, canceled, terminated or expired on the last day of the term of such Stock Appreciation Right, the Holder of such Stock Appreciation Right will automatically receive a cash payment from the Company in an amount, if any, that would be payable if the Stock Appreciation Right is exercised on such date.

(ii)	Notwithstanding Section 8(f)(i) above, in no event shall the exercise value of a Stock Appreciation Right issued in connection with an Incentive Stock Option exceed the maximum permissible exercise value for such a right under the Code and the regulations and interpretations issued pursuant thereto.
Section 9. Director Options.
(a)	At least six months prior to the commencement of each calendar year during the term of the Plan, the Committee shall cause each eligible director to be furnished with an appropriate form which enables the director to elect to receive payment in the form of stock options under this plan (“Director Options”) of a minimum of 20% and up to a maximum of 100% (in increments of 10%) of the annual retainer fee to be earned by such director for service on the Board of Directors during the following calendar year.

(b)	If an eligible director has elected to receive all or a portion of the annual retainer fee as Director Options as provided in this Section 9(b), then, on January 1 of such year in which such fee would otherwise be earned, the Company shall grant to such director a Director Option covering that number of Shares determined by dividing the compensation to be so received by the difference between the Fair Market Value of a Share on such date and $1.25 (rounded to the nearest whole Share).

(c)	The option price of a Director Option shall be $1.25 per Share. The option price for Shares with respect to which a Director Option is exercised shall be paid in full at the time notice of exercise of the option is given to the Company’s General Counsel, its Chief Financial Officer or its Treasurer (or such other person as the Committee may designate). The option price shall be paid to the Company either in cash or in Mature Shares having a Current Market Value equal to the option price (or a combination of cash and Mature Shares such that the sum of the Current Market Value of the Mature Shares plus the cash equals the option price). In any case in which payment of the option price is to be made by delivery of already-owned Mature Shares, the Attestation Procedure set forth in Section 7(e) may be used, subject to the limitations described in Section 7(e).

(d)	All directors of the Company shall be eligible to receive Director Options.

(e)	Subject to the limitations hereinafter set forth, a Director Option granted hereunder shall extend for a term of ten years provided, however, that the otherwise applicable ten year term of an option may be extended beyond ten years, if:
(i)	the exercise period is extended to a date no later than the later of:
(A)	the 15th day of the third month following the date at which, or

(B)	December 31 of the calendar year in which, the option would otherwise have expired if the option had not been extended, based on the terms of the option at the original grant date, or
(ii)	the option is unexercisable because an exercise of the option would violate applicable securities laws, provided that the period during which the option may be exercised is not extended more than 30 days after the exercise of the option first would no longer violate applicable securities laws..
(f)	A Director Option shall first become exercisable on January 1 of the year immediately following the year of grant; provided; however, that a Director Option shall become exercisable if the Holder ceases to be a director. The exercise of Stock Appreciation Rights relating to any Director Option is subject to Section 8(e).

(g)	All rights of a director in any Director Option shall expire upon the earlier of the end of its normal term or five years after the date of his termination as a director for any reason including the removal, resignation or retirement of the director; provided, however, that in the event of death of the director, the provisions of the following paragraph shall govern. In the event a director ceases to be a director for any reason other than the death of the director or retirement because of disability, all rights exercisable shall expire to the extent that any portion of such Director Option is attributable to a portion of the director’s annual retainer which was not earned due to termination.

(h)	Any Director Option granted to a director under the Plan and outstanding on the date of the Holder’s death may be exercised by the person or persons (including the Holder’s estate) to whom the Holder’s rights with respect to the Director Option shall have passed by Designation of Beneficiary; or if none, by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order at any time prior to the specified expiration date of such Director Option or the first anniversary of the Grantee’s death, whichever is the first to occur. Upon the occurrence of the earlier event, the Director Option shall then terminate.

(i)	No Director Option shall include related Limited Rights and Stock Appreciation Rights, unless the Company receives a favorable ruling from the Internal Revenue Service or an opinion from tax counsel (satisfactory to the Company) that the inclusion of such Limited Rights or Stock Appreciation Rights with a Director Option shall not cause the recognition of taxable income by the director prior to the exercise of the Director Option, Limited Right, or Stock Appreciation Right. Upon satisfaction of the foregoing condition, Director Options thereafter issued shall include Limited Rights and Stock Appreciation Rights. The number of Limited Rights and Stock Appreciation Rights included in any such Director Option shall equal the number of Shares covered by such option at the time the Limited Rights and Stock Appreciation Rights attach.

(j)	Director Options shall be subject to the terms and conditions of Nonqualified Options (and Limited Rights and Stock Appreciation Rights, if applicable) stated in this Plan.
Section 10. Non-Transferability.
(a)	General Rule. Except as otherwise provided in this Section 10, options, Stock Appreciation Rights and Limited Rights may not be sold, pledged, assigned, hypothecated, or transferred other than by Designation of Beneficiary, or if none, by will or the laws of descent and distribution upon the Holder’s death, and may be exercised during the lifetime of the Grantee only by such Grantee or by his guardian or legal representative. All grants under the Plan, with the exception of Incentive Stock Options and any Stock Appreciation Rights and Limited Rights relating thereto, may be transferred pursuant to a Qualified Domestic Relations Order.

(b)	Permitted Transfers. Subject to this Section 10 and except as the Committee may otherwise prescribe from time to time, the Committee may act to permit the transfer or assignment of an option (together with any related Stock Appreciation Right and/or Limited Right) by a Grantee for no consideration to the Grantee’s Family Members, trusts for the sole benefit of the Grantee’s Family Members, or partnerships whose only partners are Family Members of the Grantee; provided, however, that any such permitted transfer or assignment shall not apply to an option that is an Incentive Stock Option (but only if nontransferability is necessary in order for the option to qualify as an Incentive Stock Option) and to any Stock Appreciation Rights or Limited Rights related to an Incentive Stock Option.

(c)	Other Permitted Transfers. Unless the Committee otherwise determines at the time of grant, the following options (together with any related Stock Appreciation Right and/or Limited Right) may be transferred or assigned by the Grantee thereof for no consideration to the Grantee’s Family

Members, trusts for the sole benefit of the Grantee’s Family Members, or partnerships whose only partners are Family Members of the Grantee: (i) Director Options; and (ii) options that both (x) are granted to or held by an individual who is an officer of the Company, and (y) at the time of grant, are Nonqualified Options. The provisions of this Section 10(c) shall be applicable to any such option (described in the preceding sentence) granted prior to July 11, 1998 notwithstanding that the written agreement evidencing such option does not permit such transfer or assignment.

(d)	Method and Effect of Transfer. Any permitted transfer or assignment of an option and any Stock Appreciation Right and/or Limited Right related thereto shall only be effective upon receipt by the General Counsel, the Chief Financial Officer, or the Treasurer of the Company (or such other person as the Committee may designate) of an instrument acceptable in form and substance to the Committee that effects the transfer or assignment and that contains an agreement by the Transferee to accept and comply with all the terms and conditions of the stock option award and this Plan. A Transferee shall possess all the same rights and obligations as the Grantee under the Plan, except that the Transferee can subsequently transfer such option and any related Stock Appreciation Rights and/or Limited Rights only by (i) Designation of Beneficiary or, if none, then by will or the laws of descent and distribution, or (ii) a transfer to a beneficiary or partner if the Transferee is a trust or partnership, respectively.

(e)	Satisfaction of Withholding Obligations. Unless the Committee otherwise prescribes, upon the exercise of a Nonqualified Option or its related Stock Appreciation Rights or Limited Rights by a Transferee, when and as permitted in accordance with this Section 10, the Grantee is required to satisfy the applicable withholding tax obligations by paying cash to the Company with respect to any income recognized by the Grantee upon the exercise of such option by the Transferee. If the Grantee does not satisfy the applicable withholding tax obligations on the exercise date of the option or related Stock Appreciation Right or Limited Right, the Company shall, in the case of the exercise of an option, retain from the Shares to be issued to the Transferee upon the exercise of the option a number of Shares having a Current Market Value on the exercise date equal to the Company’s mandatory statutory withholding tax payable by the Grantee or, in the case of the exercise of a Stock Appreciation Right or Limited Right, deduct from the cash to be delivered to the Transferee such amount as in equal to the Company’s mandatory statutory withholding tax payable by the Grantee.
Section 11. Adjustments Upon Changes in Capitalization.
     In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of Shares, extraordinary dividend paid as part of a restructuring plan, or the like, the maximum number of Shares subject to option during the existence of the Plan, the number of Stock Appreciation Rights and Limited Rights which may be granted under the Plan, the number of options, Stock Appreciation Rights and Limited Rights that may be granted to each person under the Plan, the number of Shares subject to, and the option price of, each outstanding option, the number of Stock Appreciation Rights and Limited Rights outstanding, the Current Market Value of a Share on the date a Stock Appreciation Right and/or a Limited Right is granted, and the like shall be appropriately adjusted by the Company, in a manner consistent with the requirements imposed upon adjustments under section 409A of the Code, to the extent applicable.

Section 12.	Conditions Upon Granting and Exercise of Options, Stock Appreciation Rights and Limited Rights and Issuance of Shares.
     No option, Stock Appreciation Right or Limited Right shall be granted, and no option, Stock Appreciation Right or Limited Right shall be exercised and Shares shall not be issued or delivered upon the exercise of an option unless the grant and exercise thereof, and the issuance and/or delivery of Shares pursuant thereto, or the payment therefore, shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations promulgated thereunder, and the requirement of any stock exchange upon which the Shares then may be listed. The Company shall use reasonable efforts to comply with all such requirements.

Section 13. Amendment and Termination of Plan.
(a)	Amendment. Subject to the limitations hereinafter set forth, the Committee may from time to time amend the Plan or any award granted under the Plan, or any provision thereof, in such respects as the Committee may deem advisable; provided, however, that any such amendment shall be approved by the holders of Shares entitling them to exercise a majority of the voting power of the Company if such approval is required under applicable law; or:
(i)	if such amendment would increase the aggregate number of Shares which may be issued and/or delivered under the Plan;

(ii)	if such amendment would modify the requirements as to the employees or classes of employees eligible to be granted Incentive Stock Options under the Plan;

(iii)	if such amendment would reprice, replace or otherwise effectively lower, through a form of option cancellation and regranting or otherwise, the exercise price of a previously granted option award.
(b)	Termination. The Committee may at any time terminate the Plan.

(c)	Effect of Amendment or Termination. No amendment or termination of the Plan or any award granted under the Plan shall adversely affect any option or Limited Right or Stock Appreciation Right previously granted under the Plan without the consent of the Holder thereof.
Section 14. Notices.
     Each notice relating to this Plan shall be in writing and delivered in person or by mail to the proper address. Each notice to the General Counsel, the Chief Financial Officer or the Treasurer of the Company shall be delivered or sent to his attention at the principal business office of the Company. Each notice to the Committee shall he delivered or sent to the principal business office of the Company and addressed as follows: “Attention: Compensation Committee.” Each notice to the Holder shall be addressed to such person or persons at the Holder’s address as set forth in the records of the Company. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.
Section 15. Benefit of Plan.
     This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All rights and obligations imposed upon the holder of an option and all rights granted to the Company under this Plan shall be binding upon such holders heirs, legal representatives and successors.
Section 16. Pronouns and Plurals.
     All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.
Section 17. Shareholder Approval and Term of Plan.
     The Prior Plan became effective upon its approval by the affirmative vote of the holders of a majority of the Shares at the Company’s 1989 Annual Meeting of Shareholders. This Plan, as amended and restated shall become effective upon its approval (either in person or by proxy) by the affirmative vote of the holders of a majority of the Shares at the Company’s 2005 Annual Meeting of Shareholders. No option shall be granted under the Plan after December 31, 1998.